UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 1, 2016 (May 26, 2016)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On May 26, 2016, Quanta Services, Inc. (the “Company” or “Quanta”) held its 2016 Annual Meeting of Stockholders.

(b) The following table presents the final voting results for the items that were presented for stockholder approval. Unless otherwise indicated, all results presented below reflect the voting power of the Common Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a single class.

	For	Against	Abstain	Broker Non-Votes
(1) Election of Directors

Earl C. Austin, Jr.	112,068,490	1,342,439	46,600	16,843,880
Doyle N. Beneby	111,100,457	2,311,894	45,178	16,843,880
J. Michal Conaway	111,456,059	1,954,248	47,222	16,843,880
Vincent D. Foster	104,327,547	9,082,660	47,322	16,843,880
Bernard Fried	111,183,101	2,227,556	46,872	16,843,880
Worthing F. Jackman	111,116,416	2,295,985	45,128	16,843,880
David M. McClanahan	111,614,260	1,796,519	46,750	16,843,880
Bruce Ranck	111,336,464	2,073,803	47,262	16,843,880
Margaret B. Shannon	110,971,459	2,442,828	43,242	16,843,880
Pat Wood, III	109,786,806	3,622,528	48,195	16,843,880

(2) Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2016	124,157,836	2,144,947	48,697	—

(3) Approval, by non-binding advisory vote, of Quanta’s executive compensation	100,540,042	8,679,283	288,275	16,843,880

(4) Approval of the amendment to the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (Omnibus Plan) establishing an annual limit on non-employee director compensation and reapproval of the performance goals under the Omnibus Plan	101,468,264	6,382,676	1,656,660	16,843,880

Based on the voting as reported above, the ten director nominees named above were elected as directors of the Company. In addition, the Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016; approved, by non-binding advisory vote, the compensation of the Company’s named executive officers; and approved the amendment to the Omnibus Plan establishing an annual limit on non-employee director compensation and reapproved the performance goals under the Omnibus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2016	QUANTA SERVICES, INC.

	By:	/s/ Steven J. Kemps
		Name:	Steven J. Kemps
		Title:	Executive Vice President and General Counsel